Exhibit 4.1

SUSQUEHANNA BANCSHARES, INC.

and

THE BANK OF NEW YORK

INDENTURE

Dated as of November 5, 2007

SUBORDINATED DEBT SECURITIES

SUSQUEHANNA BANCSHARES, INC.

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND

INDENTURE, DATED AS OF NOVEMBER 5, 2007

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
3.10(a)(1)	8.09
3.10(a)(2)	8.09
3.10(a)(3)	N/A
3.10(a)(4)	N/A
3.10(a)(5)	8.09
3.10(b)	8.08
3.10(c)	N/A

3.11(a)	8.13
3.11(b)	8.13
3.11(c)	N/A

3.12(a)	6.01(a)
3.12(b)	6.02(ii)
3.12(c)	6.02(iii)

3.13(a)	6.03(i)
3.13(b)	6.03(i)
3.13(c)	6.03(i) and (ii)
3.13(d)	6.03(ii)

3.14(a)(1), (2) and (3)	6.04
3.14(b)	N/A
3.14(c)(1)	1.02
3.14(c)(2)	1.02
3.14(c)(3)	N/A
3.14(d)	N/A
3.14(e)	1.02
3.14(f)	N/A

3.15(a)	8.01(i)
3.15(b)	8.02
3.15(c)	8.01(ii)
3.15(d)	8.01(iii)
3.15(d)(1)	8.01(iii)(a)
3.15(d)(2)	8.01(iii)(b)
3.15(d)(3)	8.01(iii)(c)
3.15(e)	7.14

3.16(a)(1)	7.12
3.16(a)(1)(A)	7.12
3.16(a)(1)(B)	7.13
3.16(a)(2)	N/A
3.16(b)	7.08
3.16(c)	1.04(viii)

3.17(a)(1)	7.03
3.17(a)(2)	7.04
3.17(b)	5.03

3.18(a)	1.08
3.18(b)	1.08
3.18(c)	1.08

THIS RECONCILIATION AND TIE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THE INDENTURE.

i

(continued)

(continued)

(continued)

(continued)

v

EXHIBIT A	Form of Certificate to be Given by Person Entitled to Receive Bearer Note Certificate

EXHIBIT B	Form of Certificate to be Given by Euroclear and Clearstream in Connection with the Exchange of a Portion of a Temporary Global Note Certificate

EXHIBIT C	Form of Certificate to be Given by Euroclear and Clearstream to Obtain Interest Prior to an Exchange Date Certificate

EXHIBIT D	Form of Certificate to be Given by Beneficial Owners to Obtain Interest Prior to an Exchange Date Certificate

EXHIBIT E	Additional Provisions Relating to Book-Entry Securities and Transfers in Certain Situations

i

THIS INDENTURE is dated as of November 5, 2007 between SUSQUEHANNA BANCSHARES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”), having its principal executive office at 26 North Cedar Street, Lititz, Pennsylvania, 17543 and THE BANK OF NEW YORK (hereinafter called the “Trustee”), having a designated corporate trust office located in New York, New York.

RECITALS OF THE COMPANY

The Company deems it necessary from time to time to issue its unsecured subordinated debentures, notes or other evidence of indebtedness to be issued in one or more series (hereinafter called the “Securities”) as hereinafter set forth, including, without limitation, Securities issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more business trusts (each a “Trust,” and, collectively, the “Trusts”) of preferred interests in such Trusts (the “Preferred Securities”) and common interests in such Trusts (the “Common Securities” and, collectively with the Preferred Securities, the “Trust Securities”), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed by the Company and the Trustee, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Eight, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; provided, however, no Trust to which Securities have been issued shall be deemed to be an Affiliate of the Company.

“Authenticating Agent” means any Person authorized to act on behalf of the Trustee to authenticate Securities pursuant to Section 8.14.

“Authorized Newspaper” means a newspaper, in an official language of the country of publication or in the English language, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Authorized Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, the Controller, any Assistant Controller, any Assistant Treasurer or any Assistant Secretary of the Company.

“Bearer Security” means any Security in the form established pursuant to Section 2.02 which is payable to bearer.

“Board of Directors” means either the board of directors of the Company, any duly authorized committee of that board, the Chairman, any Vice Chairman, the President or any Vice President of the Company duly authorized by the Board of Directors of the Company to take a specified action or make a specified determination.

“Board Resolution” means a resolution duly adopted by the Board of Directors.

“Business Day” means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in The City of New York or in Pittsburgh, Pennsylvania, or, with respect to Securities denominated in a Foreign Currency, in the city specified in the Board Resolution pursuant to Section 3.01, and with respect to Securities which will bear interest based on a specified percentage of London interbank offered quotations, a day which is also a day on which banks in London, England are open for business (including dealings in foreign exchange and foreign currency deposits).

“Commission” means the Securities and Exchange Commission as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if any time after the execution and delivery of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Depository” has the meaning specified in Section 3.04.

“Common Securities” has the meaning specified in the first recital of this Indenture.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean any such successor corporation.

“Company Request” or “Company Order” mean, respectively, a written request or order signed in the name of the Company by any two Authorized Officers and delivered to the Trustee.

“Components”, with respect to a composite currency means the currency amounts that are components of such composite currency on the conversion date with respect to such composite currency. After such conversion date if the official unit of any component currency is altered by way of combination or subdivision, the number of units of such currency in the Component shall be proportionately divided or multiplied. After such conversion date if two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of such consolidated component currencies expressed in such single currency, and such amount shall thereafter be a Component. If after such conversion date any component currency shall be divided into two or more currencies, the amount of such currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of such former component currency divided by the number of currencies into which such component currency was divided, and such amounts shall thereafter be Components.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” includes corporations, associations, companies and business trusts.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Default” has the meaning specified in Section 7.07.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Euro” means the single currency of participating member states which was introduced on January 1, 1999 at the commencement of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Communities as amended by the Treaty on European Union.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Date” has the meaning specified in Section 3.04.

“Exchange Rate” means (a) if pursuant to Section 3.12(i) payment is to be made in U.S. dollars with respect to a Security denominated in a Foreign Currency, the highest firm bid quotation for U.S. dollars received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time on the second Business Day preceding the applicable payment date (or, if no such rates are quoted on such date, the last date on which such rates were quoted), from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Foreign Currency payable on such payment date in respect of all Securities denominated in such Foreign Currency and (b) if an Exchange Rate is to be computed for purposes of any provisions other than Section 3.l2(i), the rate determined pursuant to the foregoing clause (a) on such date and at such time as may be specified in the relevant provision.

In the case of clause (a) above, if no such bid quotations are available, payments pursuant to Section 3.12(i) will be made in the applicable Foreign Currency, unless such Foreign Currency is unavailable due to the imposition of exchange controls (or, in the case of a composite currency, such currency ceases to be used for the purposes for which it was established as provided in Section 3.12(iv)) or other circumstances beyond the control of the Company, in which case the Company will be entitled to make payments in U.S. dollars on the basis of the Market Exchange Rate for such Foreign Currency.

If for any reason any of the foregoing rates are not available with respect to one or more Foreign Currencies for which an Exchange Rate is required, the Company shall use the most recently available quotation of the Federal Reserve Bank of New York, or quotations from one or more commercial banks in The City of New York or in the country of issue of the Foreign Currency in question, or such other quotations as the Company, in each case, shall deem appropriate; provided, however, that if there is more than one market for dealing in any Foreign Currency by reason of foreign exchange regulations or otherwise, the market to be used for such quotations shall be the largest market upon which a nonresident issuer of securities designated in such Foreign Currency would purchase such Foreign Currency in order to make payments in respect of such securities.

“Exchange Rate Agent” means the New York clearing house bank designated by the Company to act as such for any series of Securities for that series (with notice to the Trustee for that series), or any successor thereto, and may be the Trustee for that series.

“Exchange Rate Officer’s Certificate”, with respect to any date for the payment of principal of (and premium, if any) and interest on any series of Securities, means a certificate signed by an officer of the Exchange Rate Agent and delivered to the Company and to the Trustee, setting forth (i) the applicable Market Exchange Rate or Exchange Rate and (ii) the U.S. dollar or Foreign Currency amount of principal (and premium, if any) and interest payable with respect to a Security of any series on the basis of the Market Exchange Rate or Exchange Rate, as the case may be (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount pursuant to Section 3.02 in the relevant currency).

“Foreign Currency” means a currency issued by the government of any country (other than a currency of the United States of America) or any composite currency based on the aggregate value of currencies of any group of countries acceptable to the Trustee.

“Holder”, when used with respect to any Security, means a Securityholder.

“Indenture” means with respect to each series of Securities for which a Person is acting as Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of any particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01 exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any series of Securities, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 1.15.

“Market Exchange Rate” means (a) if pursuant to Section 3.12(iv) payment is to be made in U.S. dollars with respect to a Security denominated in a Foreign Currency (other than a composite currency), the noon buying rate in The City of New York for cable transfers of such Foreign Currency as certified by the Federal Reserve Bank of New York on the second Business Day preceding the applicable payment date and (b) if pursuant to Section 3.12(iv) payment is to be made in U.S. dollars with respect to a Security denominated in a composite currency, for each Component of such composite currency, the Market Exchange Rate determined pursuant to the foregoing clause (a) on the second Business Day preceding the applicable payment date.

In the event a Market Exchange Rate as described in clause (a) or (b) above is not available, the Company will be entitled to make payments in U.S. dollars pursuant to Section 3.12(iv) on the basis of the most recently available Market Exchange Rate for such Foreign Currency or each Component of such composite currency, as the case may be.

“Maturity”, when used with respect to any Security, means the date on which the principal or Maturity Consideration of such Security (or any installment of principal or Maturity

Consideration) becomes due and payable or deliverable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Consideration” means securities, which may be issued by the Company or another Person, or a combination of cash, such securities and/or other property that may be delivered to Holders of Securities of any series to satisfy the Company’s obligations with regard to payment upon Maturity, or upon any redemption or required repurchase or in connection with any exchange provisions, or any interest payment.

“New York Banking Day” has the meaning specified in Section 1.15.

“Officers’ Certificate” means a certificate signed by two Authorized Officers and delivered to the Trustee. Each such certificate shall contain the statements set forth in Section 1.02.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of the Company.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02.

“Outstanding”, when used with respect to a Security or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) such Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) such Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee for such series or any Paying Agent in trust for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) such Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser (within the meaning of Article 8 of the Uniform Commercial Code) in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of such Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of Original Issue Discount Securities that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02, and Securities owned by the

Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which are registered in the Security Register in the name of the Company and which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded, any obligor stated to be so obligated on such Securities or any Affiliate of the Company or such obligor which is listed as such on an Officers’ Certificate delivered to the Trustee for that Series shall be disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. The Trustee shall be entitled to conclusively rely upon an Officers’ Certificate as conclusive evidence regarding the ownership or pledge of Securities by the Company or any Affiliate of the Company.

“Paying Agent” means, with respect to any series of Securities, any Person authorized by the Company to pay or deliver the principal of (and premium, if any), Maturity Consideration or interest on, any Securities of that series on behalf of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 5.02, the principal of (and premium, if any), Maturity Consideration and interest on the Securities of that series are payable or deliverable as specified in accordance with Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Securities” has the meaning specified in the first recital of this Indenture.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price or Maturity Consideration specified in such Security at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security in the form established pursuant to Section 2.01 which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Security on any Interest Payment Date means the date, if any, specified in such Security as the “Regular Record Date”.

“Required Currency” means the currency in which principal of (and premium, if any), Maturity Consideration and interest on a Security is payable pursuant to Section 3.12.

“Responsible Officer”, means, when used with respect to the Trustee, an officer within the corporate trust department, who has direct responsibility for the administration of this Indenture and any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securityholder” means, in the case of a Registered Security, the Person in whose name the Security is registered in the Security Register and, in the case of a Bearer Security (or any temporary global Security in bearer form), the bearer thereof and, when used with respect to any coupon, the bearer thereof.

“Security Register” has the meaning specified in Section 3.05.

“Security Registrar” and “Co-Security Registrar” have the meanings specified in Section 3.05.

“Senior Indebtedness” means all obligations of the Company, whether outstanding on the date of the execution of this Indenture or thereafter created, assumed or incurred, to make payment or delivery pursuant to the terms of (i) the Company’s indebtedness for money borrowed (as defined herein), other than (a) the Securities and (b) any indebtedness which, pursuant to the instrument creating that indebtedness, is not superior in right of payment to the Securities, or other indebtedness that has the same rank as or ranking junior to the Securities, (ii) financial instruments such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, interest rate agreements, commodity contracts or options, and (c) in the case of (ii)(a) and (ii)(b) above, similar financial instruments, and (iii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term “indebtedness for money borrowed” as used in the foregoing sentence shall include, without limitation, any obligation of the Company, or any obligation guaranteed by the Company, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of the Company for the payment of the purchase price of property or assets (excluding trade accounts payable or accrued liabilities in the ordinary course of business). Senior Indebtedness may also include other obligations of the Company to the extent specifically provided in the terms of a series of Securities established pursuant to Section 3.01.

“Special Record Date” for the payment of any Defaulted Interest (as defined in Section 3.07) means the date fixed by the Trustee pursuant to Section 3.07.

“Specified Currency” means the currency in which the Securities of any series are denominated.

“Stated Maturity”, when used with respect to any Security, or any installment of principal, Maturity Consideration thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal or Maturity Consideration of such Security, or such installment of principal, Maturity Consideration or interest, is due and payable or deliverable.

“Subsidiary”, means a Corporation more than 50% of the Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

“Trust” has the meaning specified in the first recital of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to securities of that series.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

“Trust Securities” has the meaning specified in the first recital of this Indenture.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Alien” means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien subsidiary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“Vice President”, when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

SECTION 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel that such action is authorized or permitted by this Indenture and that all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 5.10) shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Securityholders.

(i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(ii) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be provided in any other manner which the Trustee deems sufficient.

(iii) The ownership of Registered Securities shall be proved by the Security Register.

(iv) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depository, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Security, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.

(v) The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(vi) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof or the Holder of any Predecessor Security, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(vii) For purposes of determining the principal amount of Outstanding Securities of any series, or if such Outstanding Securities are not payable at Maturity for a fixed principal amount, the issue price of Outstanding Securities of any series, the Securityholders of which are required, requested or permitted to give any request, demand, authorization, direction, notice, consent, waiver or take any other Act under the Indenture, each Security denominated in a Foreign Currency shall be deemed to have a principal amount or issue price determined by converting the principal amount or issue price of such Security in the currency or currencies in which such Security is denominated into U.S. dollars at the Exchange Rate(s) as of 9:00 A.M. New York City time as determined by an Exchange Rate Agent (as evidenced by a certificate of such Exchange Rate Agent) on the date such Act is delivered to the Trustee pursuant to Section 1.04(i). Any such determination by the Company or an Exchange Rate Agent shall be conclusive and binding on the Holders and the Trustee for such series, and neither the Company nor such Exchange Rate Agent shall be liable therefor in the absence of bad faith.

(viii) The Company may, but shall not be obligated to, set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.

SECTION 1.05. Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or delivered to, or filed with:

(i) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, delivered or filed in writing to or with the Trustee and received at its Corporate Trust Office; or

(ii) the Company by any Securityholder or by the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to the Company addressed to the attention of its Secretary at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by an Authorized Officer of the Company.

SECTION 1.06. Notices to Securityholders; Waiver.

Where this Indenture or any Security provides for notice to Holders of any series of Securities of any event:

(1) Such notice shall be sufficiently given (unless otherwise herein, or in such Security, expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

(2) Such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in The City of New York and, if the Securities of such series are then listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited and such stock exchange shall so require, in London and, if the Security of such series are then listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg and, if the Security of such series are then listed on any other stock exchange and such stock exchange shall so require, in any other required city outside the United States or, if not practicable, elsewhere in Europe on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice; it being understood that the Company shall notify the Trustee of any of the foregoing requirements a reasonable amount of time prior to the date on which such notice must be given (but in no event less than five Business Days).

In case by reason of the suspension of regular mail service in the applicable country or countries or by reason of any other case it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Bearer Securities given as provided above.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Such waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication, as may be specified in a form of Security or, in the absence of such specification, as directed in writing by the Company.

SECTION 1.08. Conflict with Trust Indenture Act.

If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 1.09. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.10. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.11. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.12. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders and, to the extent provided in Article Fourteen hereof, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.13. Legal Holidays.

In any case where any Interest Payment Date, Stated Maturity or Redemption Date of any Security or any date on which any Defaulted Interest is proposed to be paid or delivered shall not be a Business Day at any Place of Payment, then (notwithstanding any other provisions of the Securities or this Indenture) payment or delivery of the principal of (and premium, if any), Maturity Consideration or interest on any Securities need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day or such other Business Day as may be specified in an Officers’ Certificate delivered to the appropriate Trustee pursuant to Section 3.01 hereof, at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Stated Maturity or Redemption Date or on the date on which Defaulted Interest is proposed to be paid or delivered, and, if such payment or delivery is made, no interest shall accrue on such payment or delivery for the period from and after any such Interest Payment Date, Stated Maturity, Redemption Date or on the date on which Defaulted Interest is proposed to be paid or delivered, as the case may be.

SECTION 1.14. Governing Law.

This Indenture and the Securities shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles thereof.

SECTION 1.15. Judgment Currency; Payment to be in Proper Currency.

Each reference in any Security to any currency shall be of the essence. Subject to Section 3.12(iv), the Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum or amount of Maturity Consideration due or payable in respect of the principal of (and premium, if any), Maturity Consideration or interest on the Securities of any series in a Specified Currency into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the Exchange Rate (as determined by the Exchange Rate Agent) as of 11:00 A.M. New York City time on the New York Banking Day immediately preceding that on which final unappealable judgment is given and (b) its obligations to make any payment or delivery of principal of (and premium, if any), Maturity Consideration and interest on any Security (i) shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, either pursuant to any judgment (whether or not entered in accordance with subsection (a) above) or otherwise, in any currency other than the Required Currency except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering, in the Required Currency, the amount, if any, by which such timely holding shall fall short of the full amount of the Required Currency so expressed to be then due and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close. Except as permitted under Section 3.12(iv), if any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency; provided, however, the Trustee shall have no obligation to make any payment in any currency tendered to or recovered by such Trustee. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, and the Company shall remain fully liable for any shortfall or delinquency in the full amount of the Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of the Required Currency then due and payable.

SECTION 1.16. Moneys of Different Currencies to be Segregated.

The Trustee shall, to the extent required by law, segregate all moneys, funds and accounts held by the Trustee hereunder in one currency from any money, funds or accounts in any other currencies, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such moneys, funds and accounts.

SECTION 1.17. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1.18. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE II  SECURITY FORMS

SECTION 2.01. Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities. If temporary Securities of any series are issued in global form as permitted by Section 3.04, the form thereof also shall be established as provided in the preceding sentence.

The Trustee’s certificate of authentication shall be in substantially the form set forth in this Article.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons. If so provided as contemplated by Section 3.01, the Securities of a series shall be issuable solely in bearer form, or in both registered and bearer form. Unless otherwise specified as contemplated by Section 3.01, Securities in bearer form shall have interest coupons attached.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02. Form of Securities.

Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution. Upon or prior to the delivery of a Security in any such form to the Trustee for authentication, the Company shall deliver to the Trustee the following:

(i) the Officers’ Certificate required by Section 3.01 of this Indenture;

(ii) the Company Order required by Section 3.03 of this Indenture; and

(iii) the Opinion of Counsel required by Section 3.03 of this Indenture.

SECTION 2.03. Form of Trustee’s Certificate of Authentication.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

Dated:	By:
Authorized Signatory

ARTICLE III  THE SECURITIES

SECTION 3.01. Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution.

The Securities may be issued in one or more series. All Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Securities of such series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate reasonably acceptable to the Trustee, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(i) the title of the Securities, including CUSIP numbers, of the series (which shall distinguish the Securities of the series from all other Securities);

(ii) the Trustee for the Securities of the series (which Trustee shall be the Trustee named herein or a successor Trustee appointed in accordance with the terms of this Indenture);

(iii) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to this Article Three or Sections 4.07 or 9.06);

(iv) the date or dates on which the principal or Maturity Consideration of the Securities of the series is payable or deliverable;

(v) the rate or rates, or the method to be used in ascertaining the rate or rates, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or deliverable, the Regular Record Date for the interest payable or deliverable on any Interest Payment Date and the terms, if any, of any option to defer payment of interest;

(vi) the place or places where, subject to the provisions of Section 5.02, the principal of (and premium, if any), Maturity Consideration and interest, if any, on Securities of the series shall be payable or deliverable;

(vii) the office or offices or agency where the Registered Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(viii) the period or periods within which, the price, prices or Maturity Consideration at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(ix) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(x) the denominations in which Securities of the series shall be issuable;

(xi) (A) the currency of denomination of the Securities of the series, which may be in U.S. dollars or any Foreign Currency, (B) if such currency of denomination of such series is a composite currency other than the Euro, the agency or organization, if any, responsible for overseeing such composite currency and (C) if such Securities are denominated in a Foreign Currency, the financial center relative to such Foreign Currency;

(xii) the designation of the currency or currencies in which payment of the principal of (and premium, if any) and interest on the Securities of the series will be made (which shall be either U.S. dollars or the Foreign Currency in which such Security is denominated), and if in U.S. dollars on a Security denominated in a Foreign Currency, whether the Holders thereof may elect to have such payments made in such Foreign Currency;

(xiii) if the Securities of the series are to be denominated in a Foreign Currency, the designation of an Exchange Rate Agent for purposes of determining the amounts payable or deliverable with respect to such Securities in U.S. dollars or a Foreign Currency and exchanging a Foreign Currency into U.S. dollars or U.S. dollars into a Foreign Currency, as the case may be;

(xiv) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable or deliverable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

(xv) if the amount of payments of principal of (and premium, if any), Maturity Consideration or interest, if any, on Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities are to be payable or deliverable, the method or methods by which such amounts shall be determined;

(xvi) the extent to which any of the Securities will be issuable in temporary or permanent global form, and the manner in which any interest payable or deliverable on a temporary or permanent global Security shall be paid or delivered;

(xvii) any addition to or modification or deletion of any Event of Default, Default or covenants of the Company with respect to the Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(xviii) any covenants solely for the benefit of the Securities of the series;

(xix) the appointment of any Paying Agent or Agents for the Securities of the series;

(xx) whether, and the terms and conditions relating to when the Company may satisfy all or part of its obligations with regard to payment or delivery upon Maturity, or any redemption or required repurchase or in connection with any exchange provisions, or any interest payment, by paying or delivering Maturity Consideration to the Holders of the Securities;

(xxi) any restrictions on transfer of the Securities of the series;

(xxii) any additional obligation of the Company to be included as Senior Indebtedness;

(xxiii) any other terms of the series (which shall not be inconsistent with the provisions of this Indenture);

(xxiv) any legends to be placed on the Securities of the series;

(xxv) whether the Securities of the series may be issued in registered form, bearer form or a combination;

(xxvi) whether Securities shall vote and consent together with other Securities as a single class and/or shall constitute a single series with other Securities; and

(xxvii) whether the Securities are subject to the additional provisions relating to book-entry securities and transfers in certain situations set forth in Exhibit E attached hereto; and

(xxviii) the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not.

All Securities of any one series and the coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to a Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

All Securities shall be subordinate and junior in right of payment to the obligations of the Company to holders of Senior Indebtedness of the Company as provided in Article Fourteen.

At the option of the Company, interest on the Securities of any series that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register.

SECTION 3.02. Denominations.

The Securities of each series shall be issuable in such form and denominations as shall be specified as contemplated by Section 3.01. In the absence of any specification with respect to the Securities of any series, the Registered Securities of each series shall be issuable only as Securities without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof and the Bearer Securities of each series, if any, shall be issuable with coupons and in denominations of $10,000 and $50,000.

SECTION 3.03. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, one of its Vice Chairmen or one of its Vice Presidents. The signatures of any or all of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Company’s Chairman of the Board, its Chief Executive Officer, its President, a Vice Chairman of the Board, its Chief Financial Officer, one of its Executive Vice Presidents or the Treasurer.

Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and such other documents as the Trustee may reasonably request, and the Trustee shall, upon receipt of the Company Order, authenticate and deliver such Securities as provided in this Indenture and not otherwise; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a definitive Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have delivered to the Trustee, or such other Person as shall be specified in a temporary global Security delivered pursuant to Section 3.04, a certificate in the form required by Section 3.11(i).

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel complying with Section 1.02 and stating that:

(i) the form of such Securities has been established in conformity with the provisions of this Indenture;

(ii) the terms of such Securities have been established in conformity with the provisions of this Indenture;

(iii) all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general principles of equity; and

(iv) such other matters as the Trustee may reasonably request.

The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. Notwithstanding the generality of the foregoing, the Trustee will not be required to authenticate Securities denominated in a Foreign Currency if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Securities.

Each Registered Security shall be dated the date of its authentication; and unless otherwise specified as contemplated by Section 3.01, each Bearer Security and any temporary global Security referred to in Section 3.04 shall be dated as of the date of issuance of such Security.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits under this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel but upon which the Trustee may conclusively rely and shall be protected in acting upon in accordance with Section 8.03 hereof) stating that such Security has never been issued or sold by the Company, for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered under this Indenture and shall never be entitled to the benefits of this Indenture.

SECTION 3.04. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon delivery of a Company Order, the Trustee of such series shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of the definitive Securities in lieu of which they are issued in registered form or, if authorized, in bearer form with one or more coupons or without coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of any series which may be issuable as Bearer Securities, such temporary Securities may be in global form, representing such of the Outstanding Securities of such series as shall be specified therein.

Except in the case of temporary Securities in global form, each of which shall be exchanged in accordance with the provisions of the following paragraph, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.03. Until so exchanged the, temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided in such temporary global Security, be delivered to the London office of a depository or common depository (the “Common Depository”), as directed by the Company, for the benefit of the operator of the Euroclear System (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream”), for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct). Upon receipt of a Company Order, the Trustee or any Authenticating Agent shall authenticate such temporary global Security and make such indication to reflect the initial principal amount, or an increase in the principal amount, of Outstanding Securities represented thereby. Until such initial authentication, such temporary global Security shall not evidence any obligation of the Company. Such temporary global Security shall at any time represent the aggregate principal amount of Outstanding Securities theretofore indicated thereon as provided above, subject to reduction to reflect exchanges as described below.

Unless otherwise specified in such temporary global Security, and subject to the second proviso in the following paragraph, the interest of a beneficial owner of Securities in a series in a temporary global Security shall be exchanged for definitive Securities of such series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form required by Section 3.11(i), dated no earlier than fifteen days prior the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that the Company may charge any Person receiving definitive Securities for the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Clearstream.

Without unnecessary delay but in any event not later than five Business Days prior to the date specified in, or determined pursuant to the terms of, any such temporary global Security as the “Exchange Date” (the “Exchange Date”), the Company shall deliver to the Trustee, or, if the Trustee appoints an Authenticating Agent pursuant to Section 8.14, to any such Authenticating Agent, definitive Securities in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. Unless otherwise specified as contemplated by Section 3.01, such definitive Securities shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as may be specified by the Company to the Trustee or any such Authenticating Agent, as may be appropriate. On or after the Exchange Date, such temporary global Security shall be surrendered by the Common Depository to the Trustee or any such Authenticating Agent, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge to the Common Depository and the Trustee or any such Authenticating Agent shall authenticate and deliver, in exchange for each portion of such temporary global Securities, an equal aggregate principal amount of definitive Securities of the same series, of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged, which, except as otherwise specified as contemplated by Section 3.01, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depository, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream, as to the portion of such temporary global Security held for its account then to be exchanged, each in the form required by Section 3.11(ii); and provided, further, that a definitive Bearer Security shall be delivered in exchange for a portion of a temporary global Security only in compliance with the conditions set forth in Section 3.03.

Upon any exchange of a portion of any such temporary global Security, the Trustee or any such Authenticating Agent or the Common Depository, as the case may be, shall indicate upon such temporary global Security, the amount of such exchange to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, such temporary global Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest payable on such temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable, without interest, to Euroclear and Clearstream on or after such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee or such Authenticating Agent, as the case may be, of a certificate or certificates in the form required by Section 3.11(iii), for credit on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate in the form required by Section 3.11(iv).

SECTION 3.05. Registration, Registration of Transfer and Exchange.

With respect to Registered Securities, the Company shall keep or cause to be kept at the office of the Security Registrar designated pursuant to this Section 3.05 or Section 5.02 a register (being the combined register of the Security Registrar and all Co-Security Registrars and herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and the registration of transfers of Securities and the Company shall appoint a Security Registrar, and any Co-Security Registrar as may be appropriate, to keep the Security Register. The Trustee is hereby initially appointed Security Registrar with respect to the series of Securities for which it is acting as Trustee. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such Security Register shall be available for inspection by the Trustee at the office of the Security Registrar. In the event that any Registered Securities issued hereunder have The City of New York as a Place of Payment, the Company shall appoint either a Security Registrar or Co-Security Registrar located in The City of New York.

Upon surrender for registration of transfer by the Securityholder of any Registered Security of any series at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations and of a like aggregate principal amount and Stated Maturity.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and of like aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.

Registered Securities may not be exchanged for Bearer Securities. Bearer Securities may not be exchanged for Bearer Securities of other authorized denominations.

At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default appertaining thereto. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.

If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment from the Company; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency of a Paying Agent located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any global Security shall be exchangeable for definitive Securities only if (i) the depositary notifies the Company that it is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) the depository ceases to be a “clearing agency” under the Securities Exchange Act of 1934, as amended, (iii) the Company, at its option, executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable into definitive securities, or (iv) an Event of Default has occurred and is continuing with respect to the Securities. If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the depositary as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the depositary (which instructions shall be in writing, but need not be contained in or accompanied by an Officers’ Certificate or be accompanied by an Opinion of Counsel but upon which the Trustee may conclusively rely and shall be protected in acting upon in accordance with Section 8.03 hereof), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date; and provided, further, that (unless otherwise provided in or pursuant to this Indenture) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to the depositary in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the office or agency of such global Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such office or agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such office or agency on the related proposed date for payment of interest or Default Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company, the Security Registrar or the Co-Security Registrar for the Series) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Co-Security Registrar for the series duly executed, by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise provided in the Securities to be transferred or exchanged, no service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may (unless otherwise provided in such Securities) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 4.07, or 9.06 not involving any transfer.

None of the Company, the Security Registrar or any Co-Security Registrar shall be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities that series selected for redemption under Section 4.03 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption of Registered Securities of such series so selected for redemption, or (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer or exchange of any Securities so selected for redemption in whole or in part.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities.

If (i) any mutilated Security or Security with a mutilated coupon, surrendered to the Trustee or the Security Registrar, or if the Company, the Trustee and the Security Registrar

receive evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) there is delivered to the Company, the Trustee and the Security Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Trustee or the Security Registrar that such Security has been acquired by a protected purchaser (within the meaning of Article 8 of the Uniform Commercial Code), the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and Stated Maturity and of like tenor and principal amount, bearing a number not contemporaneously outstanding and, if applicable, with coupons corresponding to the coupons appertaining thereto.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or deliver the Maturity Consideration deliverable thereon; provided, however, that payment of principal of (and premium, if any), Maturity Consideration and any interest on Bearer Securities shall be payable only at an office or agency located outside the United States, and, in the case of interest, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security with a destroyed, lost or stolen coupon, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 3.07. Payment of Interest; Interest Rights Preserved.

Unless otherwise provided, as contemplated by Section 3.01, interest on any Registered Security which is payable or deliverable, and is punctually paid, delivered or duly provided for, on any Interest Payment Date shall unless otherwise provided in such Security be paid or delivered to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided, however, that in the case of a Registered Security originally issued between a Regular Record Date and the Interest Payment Date or on an Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the date of issue and ending on such Interest

Payment Date shall be paid or delivered on the next succeeding Interest Payment Date to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date with respect to such succeeding Interest Payment Date. Unless otherwise specified as contemplated by Section 3.01, in case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency referred to in Section 3.05) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable or deliverable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable or deliverable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Any interest on any Registered Security which is payable or deliverable, but is not punctually paid, delivered or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable or deliverable to the Holder on the relevant Regular Record Date by virtue of his having been such Holder, and such Defaulted Interest may be paid or delivered by the Company, at its election in each case, as provided in clause (i) or clause (ii) below.

(i) The Company may elect to make payment or delivery of any Defaulted Interest to the Persons in whose names any such Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment or delivery of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid or delivered on each Registered Security of such series and the date of the proposed payment or delivery, and at the same time the Company shall deposit with the Trustee an amount of money or other property equal to the aggregate amount proposed to be paid or delivered in respect to such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment or delivery, such money or other property when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (i). Thereupon the Trustee shall fix a Special Record Date for the payment or delivery of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment or delivery and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment or delivery. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment or delivery of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class, postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment or delivery of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid or delivered to the Persons in whose names such Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable or deliverable pursuant to the following clause (ii). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date of payment or delivery of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date for payment or delivery and Defaulted Interest will not be payable or deliverable on such proposed date for payment or delivery in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(ii) The Company may make payment or delivery of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities, with respect to which there exists such default, may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment or delivery pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Security shall carry the right to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08. Persons Deemed Owners.

Title to any Bearer Security, any coupons appertaining thereto and any temporary global Security in bearer form shall pass by delivery.

Prior to due presentment of a Security of any series for registration of transfer of any Registered Security, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment or delivery of principal of (and premium, if any), Maturity Consideration in respect of, and (subject to Section 3.07) interest on such Security, and for all purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon, as the case may be, as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any global Security held on its behalf by a depositary shall have any rights under this Indenture with respect to such global Security, and such depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such global security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a depositary or impair, as between a depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of rights of the depositary (or its nominee) as Holder of any Security.

SECTION 3.09. Cancellation.

All Securities and coupons surrendered for payment, registration of transfer, exchange, repayment, redemption or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered or surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture or such Securities. All canceled Securities or coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and the Trustee shall deliver a certificate of such disposition to the Company, if requested by the Company in writing.

SECTION 3.10. Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 3.11. Forms of Certification.

(i) Whenever any provision of this Indenture or the forms of Securities contemplate that certifications be given by a Person entitled to receive a Bearer Security, such certification shall be provided to the Company and the Trustee substantially in the form of Exhibit A hereto, with only such changes as shall be approved by the Company.

(ii) Whenever any provision of this Indenture or the forms of Securities contemplate that certification be given by Euroclear and Clearstream in connection with the exchange of a portion of a temporary global Security, such certification shall be provided substantially in the form of Exhibit B hereto, with only such changes as shall be approved by the Company.

(iii) Whenever any provision of the Indenture or the forms of Securities contemplate that certification be given by Euroclear and Clearstream in connection with payment of interest with respect to a temporary global Security prior to the related Exchange Date, such certification shall be provided substantially in the form of Exhibit C hereto, with only such changes as shall be approved by the Company.

(iv) Whenever any provision of the Indenture or the forms of securities contemplate that certification be given by a beneficial owner of a portion of a temporary global Security in connection with payment or delivery of interest in respect to a temporary global Security prior to the related Exchange Date, such certification shall be provided to the Company and the Trustee substantially in the form of Exhibit D hereto, with only such changes as shall be approved by the Company.

SECTION 3.12. Payment in Currencies.

(i) Unless otherwise provided in Section 3.01 hereof, subject to Subsection (ii) hereof, payment of the principal of (and premium, if any), Maturity Consideration if the Maturity Consideration is to be satisfied by a cash payment, and interest on the Securities of any series, whether or not denominated in a Foreign Currency pursuant to Section 3.01 shall be made in U.S. dollars. If a series of Securities is denominated in a Foreign Currency, the amount receivable in U.S. dollars by the Holders of such series shall be determined as provided in Section 3.12(iii).

(ii) If authorized pursuant to Section 3.01, any Holder of a Security of a series of Securities denominated in a Foreign Currency may elect to receive payments in the Foreign Currency in which such Security is denominated pursuant to Section 3.01. A Holder may make such election by delivering to the Trustee a written notice thereof, in such form as may be acceptable to the Trustee, not later than the close of business on the Regular Record Date or Special Record Date, as the case may be, immediately preceding the applicable Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be. Such election shall remain in effect with respect to such Holder until such Holder delivers to the Trustee a written notice rescinding such election; provided, however, that any such notice must be delivered to such Trustee not later than the close of business on the Regular Record Date or Special Record Date, as the case may be, immediately preceding the next Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, in order to be effective for the payment to be made thereon; and provided, further, that no such rescission may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Company pursuant to Article Four. The Trustee will advise the Company in writing of the aggregate amount payable in a Foreign Currency pursuant to an election under this subsection (ii).

(iii) For each series of Securities denominated in a Foreign Currency, the Exchange Rate Agent shall deliver to the Company and to the Trustee, by personal delivery, telecopy or other means reasonably acceptable to such Trustee and the Company, not later than the close of business on the second Business Day prior to the date each payment is required to be made with respect to the Securities of such series, a copy of the Exchange Rate Officer’s Certificate relating to each such Foreign Currency. Payments in U.S. dollars pursuant to Section 3.12(i) shall be equal to the sum obtained by converting the specified Foreign Currency, which is to be paid in U.S. dollars pursuant to Section 3.12(i), at the applicable Exchange Rate or Market Exchange Rate set forth in such Exchange Rate Officer’s Certificate.

(iv) If the Foreign Currency, other than a composite currency, in which a series of Securities is denominated is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, then with respect to each date for the payment of principal of (and premium, if any) and interest on such series of Securities occurring after the last date on which the Foreign Currency was so used, all payments with respect to the Securities of any such series shall be made in U.S. dollars. If payment is to be made in U.S. dollars to the Holders of any such series of Securities pursuant to the provisions of the preceding sentence, then the amount to be paid in U.S. dollars on a payment date by the Company to the Trustee for the series and by such Trustee or any Paying Agent to Holders of Securities of such series shall be determined by an Exchange Rate Agent and shall be equal to the sum obtained by converting the specified Foreign Currency into U.S. dollars at the applicable Market Exchange Rate set forth in an Exchange Rate Officer’s Certificate.

(v) All decisions and determinations of the Company or an Exchange Rate Agent regarding the Exchange Rate, Market Exchange Rate or conversion of Foreign Currency into U.S. dollars pursuant to Section 1.04(vii) or this Subsection shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company (in the case of a determination by an Exchange Rate Agent), the Trustee for the series, any Paying Agent and all Holders of the Securities of such series. If a Foreign Currency (other than a composite currency) in which payment of a series of Securities may be made, pursuant to Subsection (i) above, is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company, after learning thereof, will give notice thereof to the Trustee promptly (and the Trustee promptly thereafter will give notice to the Holders of such series denominated in a Foreign Currency in the manner provided in Section 1.06) specifying the last date on which such Foreign Currency was used for the payment of principal of (and premium, if any) or interest on such series of Securities. In the event any composite currency in which a Security is denominated or payable ceases to be used for the purposes for which it was established or is not available due to circumstances beyond the control of the Company, the Company, after learning thereof, will give notice thereof to the Trustee for such series promptly (and such Trustee thereafter will give notice to the Holders of such series of Securities denominated in a Foreign Currency in the manner provided in Section 1.06). In the event of any subsequent change in any Component of any composite currency in which a series of securities is denominated or payable, the Company, after learning thereof, will give notice to the Trustee for the series similarly (and such Trustee promptly thereafter will give notice to the Holders in the manner provided in Section 1.06). The Trustee for such series shall be fully justified and protected in reasonably relying and acting upon the information so received by it from the Company and from any Exchange Rate Agent and shall not otherwise have any duty or obligation to determine such information independently. The Company agrees to appoint and maintain an Exchange Rate Agent as is necessary for the performance of the obligations of the Exchange Rate Agent specified herein.

SECTION 3.13. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE IV  REDEMPTION OF SECURITIES

SECTION 4.01. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and, except as otherwise specified as contemplated by Section 3.01 for Securities of any series, in accordance with this Article.

SECTION 4.02. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities redeemable at the option of the Company shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount or amount of Maturity Consideration of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 4.03. Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days nor less than 30 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount or issue price of Securities of such series or a denomination equal to or larger than the minimum authorized denomination for Securities of such series. Unless otherwise provided by the terms of the Securities of any series, the denominations of the Securities so selected for partial redemption shall be, in the case of Registered Securities, equal in value to $100,000 or an integral multiple of $1,000 in excess thereof, or, in the case of Bearer Securities, equal to $10,000 or $50,000, and the principal amount of any such Securities which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Company and the Co-Security Registrar, if any, in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount or Maturity Consideration thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal or Maturity Consideration of such Security which has been or is to be redeemed.

SECTION 4.04. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed at his address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that interest, if any, thereon shall cease to accrue on and after said date;

(v) the place or places where such Securities, together in the case of Bearer Securities with all remaining coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price; and

(vi) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, on Company Request, by the Trustee in the name and at the expense of the Company. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 4.05. Deposit of Redemption Price.

Prior to 10:00 A.M., New York City time, on any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.03) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date.

SECTION 4.06. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Securities for redemption in accordance with said notice, such Securities shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of coupons for such interest. Installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may required to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted from the Company; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by such Security, or as otherwise provided in such Security.

SECTION 4.07. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of such Security or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge to the Holder, a new Security or Securities of the same series and Stated

Maturity of any authorized denominations as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 4.08. Redemption Suspended During Event of Default.

The Trustee shall not redeem any Securities (unless all Securities then Outstanding are to be redeemed) or commence the giving of any notice of redemption of Securities during the continuance of any Event of Default known to the Trustee, except that where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall, subject to the provisions of Section 14.04, redeem such Securities, provided funds are deposited with it for such purpose. Subject to the rights of the holders of Senior Indebtedness, except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be held in trust for the benefit of the Securityholders and applied in the manner set forth in Section 7.06; provided, however, that in case such Event of Default shall have been waived as provided herein or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article.

ARTICLE V  COVENANTS

SECTION 5.01. Payment of Principal, Premium, if any, Maturity Consideration and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or deliver the principal of (and premium, if any), Maturity Consideration and interest (if any) on the Securities of such series and any additional amounts described in Section 5.04 in accordance with the terms of the Securities of such series, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable or deliverable only outside the United States upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. Any payment by the Company to a Paying Agent hereunder shall be made in the applicable currency or currencies in which the respective payments are required to be made.

SECTION 5.02. Maintenance of Office or Agency.

If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for any such series of Securities an office or agency where Securities of that series may be presented or surrendered for payment or delivered for Maturity Consideration, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series may be issuable as Bearer Securities, the Company will maintain an office or agency where any Securities of that series may be presented or surrendered for payment (A) in the Borough of Manhattan, The City of New York, (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Securities of that series pursuant to Section 5.04); provided, however, that if the Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London or Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for such series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that the Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 5.04) at the place specified for the purpose as contemplated by Section 3.01, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands. Notwithstanding any other provisions, to the contrary, the Company at its option may make payment of principal (and premium if any), Maturity Consideration and interest with respect to Registered Securities by check mailed to the address of the Person entitled thereto, as such address appears on the registry books of the Company.

No payment or delivery of principal, premium, Maturity Consideration or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation, appointment or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee for such series of any such designation or rescission and of any change in the location of any such other office or agency. Unless and until the Company rescinds such appointment, the Company hereby appoints the Trustee, acting through its Corporate Trust Office, as its Paying Agent with respect to all series of Securities.

SECTION 5.03. Money or Other Property for Security Payments and Deliveries to be Held in Trust.

If the Company shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of (and premium, if any), Maturity

Consideration or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum or other property sufficient to pay or deliver the principal (and premium, if any), Maturity Consideration or interest so becoming due until such sums or other property shall be paid or delivered to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act. If the Company chooses to act as its own Paying Agent, the Company shall notify the Trustee 15 Business Days prior to such action.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to the opening of business on each due date of the principal of (and premium, if any), Maturity Consideration or interest on any Securities of such series, deposit with a Paying Agent a sum or other property sufficient to pay or deliver the principal (and premium, if any), Maturity Consideration or interest so becoming due, such sum or other property to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any), Maturity Consideration or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee subject to the provisions of this Section, that such Paying Agent will:

(i) hold all sums or other property held by it for the payment of or delivery of the principal (and premium, if any), Maturity Consideration or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums or other property shall be paid or delivered to such Persons or otherwise disposed of as herein provided;

(ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment or delivery of principal (and premium, if any), Maturity Consideration or interest on the Securities of such series; and

(iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay or deliver to the Trustee all sums or other property so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay or deliver, or by Company Order direct any Paying Agent to pay or deliver, to the Trustee all sums or other property held in trust by the Company or such Paying Agent, such sums or other property to be held by the Trustee upon the same trusts as those upon which such sums or other property were held by the Company or such Paying Agent; and upon such payment or delivery by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money or other property.

Any money or other property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment or delivery of the principal of (and premium, if any), Maturity Consideration or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any), Maturity Consideration or interest has become due and payable or deliverable shall be paid or delivered to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment or delivery thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or other property, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment or delivery, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money or other property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money or other property then remaining will be repaid or delivered to the Company.

SECTION 5.04. Additional Amounts.

If the Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Security of any series or any coupon appertaining thereto additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on, or in respect to, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Securities of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provided for the payment of additional amounts, at least 15 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment or delivery of principal (and premium, if any) or Maturity Consideration is made), and at least 15 days prior to each date of payment or delivery of principal of (and premium, if any) or Maturity Consideration or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment or delivery of principal of (and premium, if any) or Maturity Consideration or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments or deliveries to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

SECTION 5.05. Corporate Existence.

Subject to Article Ten, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries considered as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities.

SECTION 5.06. Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, commencing with the first calendar year following the issuance of securities of any series under this Indenture, a brief certificate, which need not comply with Section 1.02, signed by the principal executive officer, the chief financial officer or the controller of the Company, covering the period from the date of issuance of such Securities to the end of the calendar year in which such Securities were issued in the case of the first such certificate, and covering the preceding calendar year, in the case of each subsequent certificate, stating, as to each signer thereof, that:

(1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

(2) to the best of his knowledge, based on such review, (a) the Company has complied with all conditions and covenants on its part contained in this Indenture throughout such year, or, if there has been a Default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such Default known to him and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

For the purpose of this Section 5.06, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 5.07. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 5.05 with respect to the Securities of any series if before the time for such compliance the Holders of at least 50% in principal amount, or if such Securities are not payable at Maturity for a fixed principal amount, 50% of the aggregate issue price, of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee for such series in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 5.08. Calculation of Original Issue Discount.

To the extent applicable to the Securities of any series, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities of such series as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

SECTION 5.09. Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 5.10. Payment of Trust Costs and Expenses.

Since, in the case of the Securities of a series held by a Trust, such Trust is being formed solely to facilitate an investment in the Securities of such series, the Company, in its capacity as the issuer of the Securities of such series, hereby covenants to pay all debts and obligations (other than with respect to the Preferred Securities and Common Securities issued by such Trust) and all costs and expenses of such Trust (including, but not limited to, all costs and expenses relating to the organization of such Trust, the fees and expenses of the trustees thereof, all costs and expenses relating to the operation of such Trust and any costs, expenses or liabilities of such Trust that are required by applicable law to be satisfied in connection with the termination of such Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on such Trust by the United States, or any other taxing authority (including Additional Taxes), so that the net amounts received and retained by such Trust and/or any trustee thereof after paying such expenses will be equal to the amounts such Trust and the trustee would have received had no such costs or expenses been incurred by or imposed on such Trust. The obligations of the Company to pay all debts, obligations, costs and expenses of each such Trust (other than with respect to the Preferred Securities and Common Securities issued by such Trust) shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

SECTION 5.11. Additional Covenants Related to any Trust.

The Company also covenants with each Holder of Securities of a series issued to a Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company’s ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate such Trust, except (a) in connection with a distribution of the Securities of such series to the holders of the Trust Securities of such Trust in liquidation of such Trust or (b) in connection with any mergers, consolidations or amalgamations permitted by the related trust agreement or other organizational documents of such Trust and (iii) to use its reasonable efforts, consistent with the terms and provisions of such trust agreement or organizational documents, to cause such Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

ARTICLE VI  HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 6.01. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee for each series:

(a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing the names and addresses of the Holders of Registered Securities as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is requested to be furnished, except that no such lists need to be furnished so long as the Trustee is in possession thereof by reason of its acting as Security Registrar for such series.

SECTION 6.02. Preservation of Information; Communications to Holders.

(i) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders of Securities received by the Trustee in its capacity as the Security Registrar or Co-Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(ii) If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(a) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 6.02(i), or

(b) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.02(i), and as to the approximate cost of mailing such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail at the Company’s expense, to each Holder of a Security of such series or all Holders of Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.02(i), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five days after such tender, the Trustee shall mail at the Company’s expense, to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Securities with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(iii) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 6.02(ii), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 6.02(ii).

SECTION 6.03. Reports by Trustee.

(i) The term “reporting date”, as used in this Section, shall be May 15 of each year, commencing with the first May 15 after the first issuance of Securities of a series for which the Trustee is acting as Trustee pursuant to this Indenture. Within 60 days after the reporting date in each year, the Trustee shall transmit by mail to all Holders of Registered Securities as provided in Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Security Register, a brief report dated as of such reporting date if required by Section 313(a) or 313(b) of the Trust Indenture Act.

(ii) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 6.04. Reports by the Company.

The Company shall:

(i) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of securities listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) transmit by mail to Holders of Securities, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Paragraphs (i) and (ii) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VII  REMEDIES

SECTION 7.01. Events of Default.

“Event of Default”, with respect to any series of Securities, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is either inapplicable to a particular series or it is specifically deleted or modified in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series:

(i) the entry of a decree or order by a court having jurisdiction in the premises granting relief in respect of the Company in an involuntary case under the Federal Bankruptcy Code, adjudging the Company as bankrupt, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Company or of substantially all of its properties, or ordering the winding up or liquidation of its affairs under any such law, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(ii) the institution by the Company of proceedings to be adjudicated as bankrupt, or the consent by the Company to the institution of bankruptcy proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company to the filing of any such petitioner to the appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Company, or of substantially all of its respective properties, under any such law; or

(iii) any other Event of Default provided with respect to Securities of that series.

SECTION 7.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to any series of Securities for which there are Securities Outstanding occurs and is continuing, then, and in every such case, the Trustee or the Holders of not less than 25% in aggregate principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, 25% of the aggregate issue price of the Outstanding Securities of such series may declare the principal amount or Maturity Consideration of all of the Securities of such series (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) to be immediately due and payable or deliverable, by a notice in writing to the Company (and to the Trustee if given by Securityholders); provided that, in the case of the Securities of a series issued to a Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series fail to declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding series of Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon any such declaration the same shall become immediately due and payable or deliverable; and provided further that, if an Event of Default arising under subsection (i) or (ii) of SECTION 7.01. occurs and is continuing with respect to any series of Securities for which there are Securities Outstanding, then, and in every such case, the principal amount or Maturity Consideration of all of the Securities of such series (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) will automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable or deliverable.

At any time after a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money or other property due or deliverable has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Company has paid or deposited with, or delivered to, the Trustee a sum or other property sufficient to pay:

(a) all overdue installments of interest on all Securities of such series,

(b) the principal of (and premium, if any), or Maturity Consideration of any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor by the terms of the Securities of such series,

(c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities of such series, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Security Registrar, Co-Security Registrar, any Paying Agent, and their agents and counsel; and

(ii) all other Defaults with respect to Securities of that series, other than the non-payment of the principal of, or non-delivery of the Maturity Consideration of, Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

provided that, in the case of Securities of a series held by a Trust, if the Holders of at least a majority in principal amount of the Outstanding Securities of that series fails to rescind and annul such declaration and its consequences, the holders of a majority in aggregate Liquidation Amount (as defined in the Trust Agreement under which such Trust is formed) of the related series of Preferred Securities then outstanding shall have such right by written notice to the Company and the Trustee, subject to the satisfaction of the conditions set forth in clauses (i) and (ii) above of this Section 7.02.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(i) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

(ii) default is made in the payment or delivery of the principal of (or premium, if any, on), or the delivery of the Maturity Consideration of any Security of any series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay or deliver to it, for the benefit of the Holder of any such Security or coupon appertaining thereto, if any, the whole amount or other property then due and payable or deliverable on any such Security or coupon for principal (and premium, if any), Maturity Consideration and interest, with interest on the overdue principal (and premium, if any), Maturity Consideration and (to the extent that payment of such interest shall be lawful) upon overdue installments of interest, at the rate or rates prescribed therefor by the terms of any such Security; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 8.07.

If the Company fails to pay or deliver such amounts and/or other consideration forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums or other property so due and unpaid or not delivered, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys or other property adjudged or decreed to be payable or deliverable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If a Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 7.04. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, judgment, composition or other judicial proceeding relative to the

Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal or Maturity Consideration of any Securities shall then be due and payable or deliverable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any), Maturity Consideration or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal (and premium, if any), Maturity Consideration and interest owing and unpaid or undelivered in respect of the Securities of each series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 8.07) and of the Securityholders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Securityholder to make such payments or deliveries to the Trustee, and in the event that the Trustee shall consent to the making of such payments or deliveries directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

SECTION 7.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or under the Securities of any series or coupons (if any) appertaining thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or coupons appertaining thereto or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 8.07, be for the ratable benefit of the Holders of the Securities of such series and coupons appertaining thereto in respect of which such judgment has been recovered.

SECTION 7.06. Application of Money or Other Property Collected.

Subject to the rights of holders of Senior Indebtedness, any money or other property collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money or other property on account of principal (or premium, if any), Maturity Consideration or interest upon presentation of the Securities of such series or coupons appertaining thereto, if any, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 8.07;

Second: To the payment of the amounts then due and unpaid upon the Securities of such series and coupons for principal of (and premium if any), Maturity Consideration and interest, respectively. Subject to 3.12(iv), the Holders of each series of Securities denominated in a Foreign Currency shall be entitled to receive a ratable portion of the amount determined by an Exchange Rate Agent by converting the principal amount Outstanding of such series of Securities in the currency in which such series of Securities is denominated into U.S. dollars at the Exchange Rate (as determined by the Exchange Rate Agent) as of the date of declaration of acceleration of the Maturity of the Securities (or, if there is no such rate on such date for the reasons specified in Section 3.12(iv), such rate of the date specified in such section);

Third: The balance, if any, to the Company.

SECTION 7.07. Limitation on Suits.

No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Default with respect to Securities of such series;

(ii) the Holders of not less than a majority in principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series of Holders of any other series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of such series.

The following events shall be “Defaults” with respect to any series of Securities under this Indenture:

(a) an Event of Default with respect to such series specified in Section 7.01; or

(b) default in the payment of principal of or premium, if any, on any Securities of such series at its Maturity; or

(c) default in the delivery or payment of Maturity Consideration when due; or

(d) default in the payment of any interest upon any Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(e) failure on the part of the Company to duly observe or perform any of the other covenants or agreements on its part in the Securities of such series or in this Indenture and continuance of such failure for a period of sixty days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder, shall have been given by registered mail to the Company by the Trustee, or to the Company and the Trustee by the holders of at least a majority in aggregate principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, a majority of the aggregate issue price, of the Securities of such series at the time Outstanding; or

(f) any other Default provided with respect to Securities of that Series.

SECTION 7.08. Unconditional Right of Securityholders to Receive Principal, Premium, Maturity Consideration and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment or delivery of the principal of (and premium, if any), Maturity Consideration and (subject to Section 3.07) interest on such Security or payment of such coupon on the respective Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of such payment or delivery, and such rights shall not be impaired without the consent of such Holder. In the case of Securities of a series held by a Trust, any holder of the corresponding series of Preferred Securities issued by such Trust shall have the right to institute a suit directly against the Company for enforcement of payment to such holder on the respective Stated Maturity or Maturities expressed in such Securities of principal of (premium, if any), Maturity Consideration and (subject to Section 3.07) interest on the Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of the corresponding series held by such holder

SECTION 7.09. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 7.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, lost, destroyed or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 7.12. Control by Securityholders.

The Holders of not less than a majority in principal amount, or if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) such direction is not unjustly prejudicial to the rights of Holders of such series not taking part in such direction;

(iii) subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in good faith, shall by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustees in personal liability; and

(iv) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 7.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount, or if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price, of the Outstanding Securities of any series and, in the case of any Securities of a series issued to a Trust, the holders of a majority in liquidation amount of Preferred Securities issued by such Trust, may on behalf of the Holders of all the Securities of such series waive any past Default hereunder and its consequences, except a Default not theretofore cured:

(i) in the payment or delivery of the principal of (and premium, if any), Maturity Consideration or interest on any Security of such series, or

(ii) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such series or, in the case of a waiver by holders of Preferred Securities issued by such Trust, by all holders of Preferred Securities issued by such Trust.

Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Securities of such series under this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 7.14. Undertaking for Costs.

All parties to this Indenture agree and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount, or if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of any series, or to any suit instituted by any Holder of Securities or coupons for the enforcement of the payment of the principal of (and premium, if any), Maturity Consideration or interest on any Security or payment of any coupon on or after the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption Date).

SECTION 7.15. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the exercise of every such power as though no such law had been enacted.

ARTICLE VIII  THE TRUSTEE

SECTION 8.01. Certain Duties and Responsibilities.

(i) Except during the continuance of a Default with respect to any series of Securities:

(a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and only with respect to any series of Securities as to which it is Trustee, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be protected in acting or refraining from acting upon certificates, notices, requests, directions or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate any mathematical calculations or other facts stated therein).

(ii) In case a Default has occurred and is continuing as to a series of Securities as to which it is Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(iii) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) this Subsection shall not be construed to limit the effect of Subsection (i) of this Section or Section 8.03;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount, or, if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Securities of such series; and

(d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(iv) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.

SECTION 8.02. Notice of Default.

Within 90 days after the occurrence of any default hereunder known to the Trustee with respect to Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), Maturity Consideration or interest on any Security of such series, or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided further, that in the case of any default of the character specified in Section 7.07(d) with respect to Securities of such series, no such notice to Holders of Securities of such series shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” with respect to Securities of any series, means any event which is, or after notice or lapse of time, or both, would become, a Default or Event of Default with respect to Securities of such series.

SECTION 8.03. Certain Rights of Trustee.

Subject to the provisions of Section 8.01:

(i) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed to be genuine and to have been signed or presented by the proper party or parties;

(ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order;

(iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(iv) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (including Paying Agents) or attorney appointed with due care by it hereunder;

(viii) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(x) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(xi) except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility with respect to any information in any offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with securities laws in connection with issuance and sale of the Securities;

(xii) in the event the Trustee shall receive inconsistent or conflicting requests and indemnity from two or more groups of Owners, each representing less than a majority of the aggregate principal amount of the Securities then Outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken; and

(xiii) except as otherwise expressly provided by the provisions of this Indenture, the Trustee shall not be obligated and may not be required to give or furnish any notice, demand, report, request, reply, statement advice or opinion to the Owner of any Securities or to the Company or any other Person, and the Trustee shall not incur any liability for its failure or refusal to give or furnish the same unless obligated or required to do so by express provisions hereof.

(xiv) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 8.04. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not be responsible for the use or application of any monies received by any Paying Agent other than the Trustee.

SECTION 8.05. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, the Security Registrar, any Co-Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 8.08 and 8.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, Co-Security Registrar or such other agent.

SECTION 8.06. Money or Other Property Held in Trust.

Subject to Section 1.16, money or other property held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds or other property except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money or other property received by it hereunder except as otherwise agreed with the Company.

SECTION 8.07. Compensation and Reimbursement.

The Company agrees:

(i) to pay to each of the Trustee, any Co-Trustee, the Security Registrar, any Co-Security Registrar and Paying Agent, as the case may be, from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by them hereunder (which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to pay to or to reimburse each of the Trustee, any Co-Trustee, the Security Registrar, any Co-Security Registrar and any Paying Agent, as the case may be, upon their request for all reasonable expenses, disbursements and advances incurred or made by any one of them in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance shall be caused by their own negligence or willful misconduct; and

(iii) to indemnify each of the Trustee, any Co-Trustee, the Security Registrar, any Co-Security Registrar and any Paying Agent, as the case may be, for, and to hold each of them harmless against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of such entity, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 8.07(iii) shall survive the termination and discharge of the Indenture and the resignation or removal of the Trustee for any reason.

As security for the performance of the obligations of the Company pursuant to this Section 8.07, the Trustee for the Securities of any series shall have a lien prior to the Securities of all such series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any), or interest, if any, on Securities of any such series. The claims of the Trustee under this Section shall not be subject to the provisions of Article Fourteen.

The obligations of the Company under this Section shall survive the resignation and removal of the Trustee and the satisfaction or discharge of this Indenture.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(i) or Section 7.01(ii), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses or administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

SECTION 8.08. Disqualification; Conflicting Interests.

The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded this Indenture with respect to Securities of any particular series of Securities other than that series.

Nothing herein shall prevent the Trustee from filing with the Securities and Exchange Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 8.09. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to each series of Securities hereunder which shall at all times be either:

(i) a Corporation or association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state or District of Columbia authority or

(ii) a Corporation or association organized or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000.

If such Corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as trustee for the Securities of any series issued hereunder. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 8.10. Resignation and Removal; Appointment of Successor.

(i) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

(ii) The Trustee may resign with respect to any series of Securities at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee, required by Section 8.11, shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

(iii) The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(iv) If at any time:

(a) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security of any series for at least six months; or

(b) the Trustee shall cease to be eligible under Section 8.09 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any Holder of Securities of such series; or

(c) the Trustee shall become incapable of acting with respect to any series of Securities or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (2) subject to Section 7.14, any Securityholder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(v) If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Securities, or if a vacancy shall occur in the office of Trustee with respect to any series of Securities for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to other Securities of any particular series) and shall comply with the applicable requirements of Section 8.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee with respect to such series, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 8.11, become the successor Trustee with respect to such series and to that extent supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Company or the Holders of Securities of such series and accepted appointment in the manner hereinafter provided, any Securityholder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(vi) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Registered Securities of such series as their names and addresses appear in the Security Register and, if Securities of such series are issuable as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 8.11. Acceptance of Appointment by Successor.

(i) In the case of the appointment hereunder of a successor Trustee with respect to any series of Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee or Trustees an instrument accepting such appointment and thereupon the resignation or removal of the retiring Trustee or Trustees shall become effective with respect to all or any series as to which it is resigning as Trustee, and such successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee or Trustees with respect to all or any such series; but, on request of the Company or such successor Trustee, such retiring Trustee or Trustees shall upon payment of its charges and all amounts owing under Section 8.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of such retiring Trustee or Trustees with respect to all or any such series; and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee or Trustees hereunder with respect to all or any such series.

(ii) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request to the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(iii) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (i) and (ii) of this Section, as the case may be.

(iv) No successor Trustee with respect to a series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to such series under this Article.

SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or national banking association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 8.13. Preferential Collection of Claims against Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act with respect to each series of Securities for which it is Trustee.

SECTION 8.14. Appointment of Authenticating Agent.

At any time when any of the Securities of any series remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities, which may include any Affiliate of the Company. Such Authenticating Agent or Agents, at the

option of the Trustee, shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by a Trustee or the Trustee’s certificate of authentication or the delivery of Securities to the Trustee for authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent, a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent and delivery of Securities to the Authenticating Agent on behalf of the Trustee. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus as most recently reported or determined by it sufficient under the laws of any jurisdiction under which it is organized and in which it is doing business to conduct a trust business, and which is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authority. Notwithstanding the foregoing, an Authenticating Agent located outside the United States may be appointed by the Trustee if previously approved in writing by the Company and if such Authenticating Agent has a combined capital and surplus as most recently reported or determined by it sufficient under the laws of any jurisdiction under which it is organized and in which it is doing business to conduct a trust business. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

The Trustee shall initially act as Authenticating Agent located within the United States for each series of Securities issued hereunder.

Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.08, 8.04 and 8.05 shall be applicable to each Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series covered by such appointment may have endorsed thereon, in addition to the Trustee’s certificate of authentication an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE IX  SUPPLEMENTAL INDENTURES

SECTION 9.01. Supplemental Indentures Without Consent of Securityholders.

Without notice to or the consent of any Holder of any Security or coupon, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities in accordance with Section 10.01 hereof; or

(ii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Securities and to add to or change the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 8.11; or

(iii) to add to the covenants of the Company, for the benefit of the Holders of Securities of all or any series (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any rights or power herein conferred upon the Company; or

(iv) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect or, in the case of the Securities of a series issued to a Trust and for so long as any of the corresponding series of Preferred Securities issued by such Trust shall remain outstanding, the holders of such Preferred Securities; or

(v) to add any additional Defaults or Events of Default with respect to all or any series of the Securities (and, if such Default or Event of Default is applicable to less than all series of Securities, specifying the series to which such Default or Event of Default is applicable); or

(vi) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any), Maturity Consideration or any interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect or, in the case of the Securities of a series issued to a Trust and for so long as any of the corresponding series of Preferred Securities issued by such Trust shall remain outstanding, the holders of such Preferred Securities; or

(vii) to change or eliminate any of the provisions of this Indenture, provided that, any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected in any material respect by such change in or elimination of such provisions or, in the case of the Securities of a series issued to a Trust and for so long as any of the corresponding series of Preferred Securities issued by such Trust shall remain outstanding, the holders of such Preferred Securities; or

(viii) to establish the form or terms of a Security of any series as permitted by Sections 2.01 and 3.01; or

(ix) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee securing any series of Security; or

(x) to provide for conversion rights of the Holders of the Securities of any series to enable such Holders to convert such Securities into other securities of the Company.

SECTION 9.02. Supplemental Indentures With Consent of Securityholders.

With the consent of the Holders of not less than 66 2/3% in principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, 66 2/3% of the aggregate issue price of the Outstanding Securities of each series affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of each such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Outstanding Security affected thereby:

(i) change the Stated Maturity of the principal of, or the Stated Maturity of any installment of principal of or interest (or premium, if any) or any Maturity Consideration on, any Outstanding Security, or reduce the principal amount or Maturity Consideration thereof (or premium, if any, thereon) or the rate of interest thereon, or change the obligation of the Company to pay additional amounts pursuant to Section 5.04 (except as contemplated by Section 10.01(i) and permitted by Section 9.01), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable or deliverable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02, or change the method of calculating interest thereon or the Place of Payment where, or the coin or currency unit or other property in which any Outstanding Security (or premium, if any, thereon) or the interest therefor is payable or deliverable or impair the right to institute suit for the enforcement of any such payment or delivery on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(ii) reduce the percentage in principal amount or issue price of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or of certain Defaults hereunder and their consequences) provided for in this Indenture; or

(iii) change any obligations of the Company to maintain an office or agency in the places and for the purposes specified in Section 5.02; or

(iv) make any change relating to the subordination of the Securities in a manner adverse to the Holders of such Securities; or

(v) make any change relating to the subordination of the Securities in a manner adverse to holders of Senior Indebtedness unless the holders of such Senior Indebtedness consent to such change under the terms of such Senior Indebtedness; or

(vi) modify any of the provisions of this Section or Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 5.09 or the deletion of this proviso, in accordance with the requirements of Sections 8.11(ii) and 9.01(ii).

provided, further, that, in the case of the Securities of a series issued to a Trust, so long as any of the corresponding series of Preferred Securities issued by such Trust remains outstanding, (A) no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such Preferred Securities then outstanding unless and until the principal (and premium, if any) and Maturity Consideration of the Securities of such series and all accrued and, subject to Section 3.07, unpaid interest thereon have been paid in full and (B) no amendment shall be made to Section 7.08 of this Indenture that would impair the rights of the holders of Preferred Securities provided therein without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal (and premium, if any) and Maturity Consideration of the Securities of such series and all accrued and (subject to Section 3.07) unpaid interest thereon have been paid in full.

A supplemental indenture which changes or eliminates any covenant or other provisions of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, in addition to the documents required by Section 1.02, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by and complies with this Indenture and has been duly authorized, executed and delivered and is enforceable in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.

SECTION 9.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and any such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bounded thereby.

SECTION 9.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee of the series, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE X  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 10.01. Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment or delivery of the principal of (and premium, if any), Maturity Consideration and interest on (including all additional amounts, if any, payable pursuant to Section 5.04) all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(ii) immediately after giving effect to such transaction, no Default, and no event which, after notice or lapse of time, or both, would become a Default, shall have happened and be continuing; and

(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with;

provided, that, the provisions of this Section 10.01 may be changed as to any series of Securities if and to the extent provided in an Officer’s Certificate delivered pursuant to Section 3.01 establishing the terms of such series of Securities.

SECTION 10.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 10.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such conveyance or transfer, the Company as the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and may be dissolved, wound up and liquidated at any time thereafter.

Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE XI  SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and rights to receive payments thereon and any right to receive additional amounts, as provided in Section 5.04), and each Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either

(a) all Securities theretofore authenticated and delivered (other than (1) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has not been waived as provided in Section 3.05, (2) coupons appertaining to Bearer Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 4.07, (3) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (4) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.03) have been delivered to the Trustee for cancellation; or

(b) all such Securities not theretofore delivered to the Trustee for cancellation:

(1) have become due and payable, or

(2) will become due and payable at their Stated Maturity within one year, or

(3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (b)(1), (2) or (3) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount (said amount to be immediately due and payable to the Holders) sufficient to pay and discharge the entire indebtedness on such Securities and coupons of the relevant series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07, the obligations of the Company to any

Authenticating Agent under Section 8.14 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (i) of this Section, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 5.03 shall survive such satisfaction and discharge. The Trustee may give notice to the Holders of Securities Outstanding of the immediate availability of the amount referred to in Clause (i) of this Section 11.01. Funds held pursuant to this Section shall not be subject to the provisions of Article Fourteen.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of the Indenture only if requested to do so with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. The effectiveness of any such instrument shall be conditional upon receipt of such instruments from the Trustee.

SECTION 11.02. Application of Trust Money or Property.

Subject to the provisions of the last paragraph of Section 5.03, all money or property deposited with the Trustee pursuant to Section 11.01 in respect of Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Securities, the coupons, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), Maturity Consideration and interest for whose payment such money has been deposited with the Trustee; unless otherwise specified herein, such money need not be segregated from other funds except to the extent required by law.

ARTICLE XII  IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

SECTION 12.01. Exemption from Individual Liability.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security or coupon, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or coupons or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or coupons or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities.

ARTICLE XIII  SINKING FUNDS

SECTION 13.01. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 13.02. Satisfaction of Sinking Fund Payments with Securities.

The Company (i) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series, with all unmatured coupons appertaining thereto and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee for the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 13.03. Redemption of Securities for Sinking Fund.

Not less than 90 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee and the Security Registrar an Officers’ Certificate specifying (i) the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, (ii) the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 13.02 (such Security to be credited, or proof of ownership thereof by the Company satisfactory to the Trustee, to be delivered together with the Officers’ Certificate), and (iii) that none of such Securities has theretofore been so credited and stating the basis for such credit, and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 4.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 4.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 4.06 and 4.07 and subject to the limitations set forth in Section 4.08.

ARTICLE XIV  SUBORDINATION

SECTION 14.01. Agreement to Subordinate.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of a Security by his acceptance thereof, likewise covenants and agrees, that the payment or delivery of the principal of and premium, if any, Maturity Consideration and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment or delivery to the prior payment or satisfaction in full of all Senior Indebtedness.

SECTION 14.02. Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.

(a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(i) the holders of all Senior Indebtedness shall first be entitled to receive payment or delivery in full in accordance with the terms of such Senior Indebtedness of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) before the Holders of the Securities are entitled to receive any payment or delivery upon the principal of or premium, if any, Maturity Consideration or interest on indebtedness evidenced by the Securities;

(ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Fourteen, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, in accordance with the priorities then existing among holders of Senior Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; it being understood that if the Holders of Securities shall fail to file a proper claim in the form required by any proceeding referred to in this subparagraph (ii) prior to thirty days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders of Securities in the form required in any such proceeding; and

(iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Securities, shall be received by the Trustee or Holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision thereof) to the holders of such Senior Indebtedness.

(b) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subordination) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and premium, if any, Maturity Consideration and interest on the Securities shall be paid in full and no such payments or distributions to holders of such Senior Indebtedness to which the Holders of the Securities would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

(c) It is understood that the provisions of this Article Fourteen are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Securities is intended to or shall (i) impair, as between the Company, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute (and which, subject to the rights under this Article Fourteen of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of, premium, if any, Maturity Consideration and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Securities as and when the same shall become due and payable in accordance with their terms, (ii) affect the relative rights of the Holders of the Securities and creditors of the Company, other than the holders of the Senior Indebtedness, (iii) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of Senior Indebtedness, in respect of cash, property or securities of the Company received upon the exercise of any such remedy or (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of or premium, if any, Maturity Consideration or interest on the Securities or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the second Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice, in accordance with Section 14.06 hereof, of any event prohibiting the making of such deposit by the Company and the Trustee shall not be affected by any notice which may be received by it on or after such second Business Day.

(d) Upon any payment or distribution of assets of the Company referred to in this Article Fourteen, the Trustee, subject to the provisions of Section 8.01, and the Holders of the Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen. In the absence of any such liquidating trustee, agent or other person or any certification by any such person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(e) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders of Securities or the Company moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fourteen.

SECTION 14.03. Payments on Securities Prohibited During Event of Default Under Senior Indebtedness.

In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment or delivery of principal of, or premium, Maturity Consideration or interest on the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities, shall be made by the Company.

SECTION 14.04. Reserved.

SECTION 14.05. Authorization of Holders to Trustee to Effect Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 14.06. Notice to Trustee.

Notwithstanding the provisions of this Article or any other provisions of the Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee assigned to its Corporate Trust Department or such Paying Agent shall have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder and prior to receipt of any such written notice the Trustee shall be entitled to assume that no such indebtedness or event exists; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal, issue price, accrued original issue discount, redemption price or interest, if any, as the case may be, in respect of any Security), the notice with respect to such money provided for in this Section 14.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 8.01, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

SECTION 14.07. Right of Trustee to Hold Senior Indebtedness.

The Trustee shall be entitled to all of the rights set forth in this Article in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 14.08. Article Fourteen Not to Prevent Defaults or Events of Default.

The failure to make a payment pursuant to the Securities by reason of any provision in this Article shall not be construed as preventing the occurrence of a Default or an Event of Default.

SECTION 14.09. Trustee Compensation, Etc. Not Prejudiced.

Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 8.07 or to funds held by the Trustee pursuant to Section 11.01.

SECTION 14.10. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 8.01, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 14.11. Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 14.12. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.

The Trustee or any Authenticating Agent in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Authenticating Agent of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

ARTICLE XV  MISCELLANEOUS

SECTION 15.01. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ Drew K. Hostetter
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:	/s/ Kristine K. Gullo
Name:
Title:

EXHIBIT A

FORM OF CERTIFICATE TO BE GIVEN BY

PERSON ENTITLED TO RECEIVE BEARER NOTE

CERTIFICATE

________________________________________

[Insert title or sufficient description of Securities to be delivered]

This is to certify that the above-captioned Securities are not being acquired by or on behalf of a United States person, or, if a beneficial interest in the Securities is being acquired by or on behalf of a United States person, that such United States person is a financial institution within the meaning of Section 1.165-12(c)(1)(v) of the United States Treasury regulations which agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, and the regulations thereunder. If the undersigned is a dealer, the undersigned agrees to obtain a similar certificate from each person entitled to delivery of any of the above-captioned Securities in bearer form purchased from it; provided, however, that, if the undersigned has actual knowledge that the information contained in such a certificate is false, the undersigned will not deliver a Security in temporary or definitive bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned.

As used herein, “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Securities in bearer form as to all of such Securities.

We understand that this certificate is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                                     , 20

[Name of Person Entitled to Receive Bearer Security]

(Authorized Signatory)

EXHIBIT B

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND

CLEARSTREAM IN CONNECTION WITH THE EXCHANGE OF

A PORTION OF A TEMPORARY GLOBAL NOTE

CERTIFICATE

________________________________________

[Insert title or sufficient description of Securities to be delivered]

This is to certify with respect to $                     principal amount of the above-captioned Securities (i) that we have received from each of the persons appearing in our records as persons entitled to a portion of such principal amount (our “Qualified Account Holders”) a certificate with respect to such portion substantially in the form attached hereto, and (ii) that we are not submitting herewith for exchange any portion of the temporary global Security representing the above-captioned Securities excepted in such certificates.

We further certify that as of the date hereof we have not received any notification from any of our Qualified Account Holders to the effect that the statements made by such Qualified Account Holders with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

Dated:                                     , 20

[To be dated no earlier than the Exchange Date]

[Euroclear Bank, S.A./N.V., as Operator of the Euroclear System] [Clearstream Banking, S.A.]

By:

EXHIBIT C

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND

CLEARSTREAM TO OBTAIN INTEREST PRIOR TO AN EXCHANGE DATE

CERTIFICATE

________________________________________

[Insert title or sufficient description of Securities]

This is to certify that, as of the Interest Payment Date on [Insert Date], the undersigned, which is a holder of an interest in the temporary global Security representing the above Securities, is not a United States person.

As used herein, “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

We confirm that the interest payable on such Interest Payment Date will be paid to each of the persons appearing in our records as being entitled to interest to be paid on the above date from whom we have received a written certification dated not earlier than 15 days prior to such Interest Payment date to the effect that the beneficial owner of such portion with respect to which interest is to be paid on such date either is not a United States person or is a United States person which is a financial institution which has provided an Internal Revenue Service Form W-9 or is an exempt recipient as defined in United States Treasury Regulations ss. 1.6049-4(c)(1)(ii). We undertake to retain certificates received from our member organizations in connection herewith for four years from the end of the calendar year in which such certificates are received.

EXHIBIT D

FORM OF CERTIFICATE TO BE GIVEN BY BENEFICIAL OWNERS TO

OBTAIN INTEREST PRIOR TO AN EXCHANGE DATE

CERTIFICATE

________________________________________

[Insert title or sufficient description of Securities]

This is to certify that as of the date hereof, no portion of the temporary global Security representing the above-captioned Securities and held by you for our account is beneficially owned by a United States person or, if any portion thereof held by you for our account is beneficially owned by a United States person, such United States person is a financial institution within the meaning of Section 1.165-12(c)(1)(v) of the United States Treasury regulations which agrees to comply with Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder, and certifies that either it has provided an Internal Revenue Service Form W-9 or is an exempt recipient as defined in Section 1.6049-4(c)(1)(ii) of the United States Treasury regulations.

As used herein, “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on the Interest Payment Date on [Insert Date] as to any such portion of such temporary global Security.

We understand that this certificate is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                                     , 20

[To be dated no earlier than 15 days prior to the Exchange Date]

[Name of Person Entitled to Receive Bearer Security]

(Authorized Signatory)

Name:
Title:

The foregoing reflects any advice received subsequent to the date of any certificate stating that the statements contained in such certificate are no longer correct.

Dated:                                     , 20

[To be dated on or after the relevant Interest Payment Date]

[Euroclear Bank, S.A./N.V., as Operator of the Euroclear System] [Clearstream Banking S.A.]

By:

We understand that this certificate is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                                     , 20

[To be dated on or after the 15th day before the relevant Interest Payment Date]

[Name of Account Holder]

By:
(Authorized Signatory)

Name:
Title:

2

EXHIBIT E

ADDITIONAL PROVISIONS RELATING TO BOOK-ENTRY SECURITIES AND

TRANSFERS IN CERTAIN SITUATIONS

The following provisions shall only be applicable if the terms of the Securities of the series provide for their inclusion as permitted under Section 3.03 of the Indenture:

SECTION 3.13. Book-Entry Provisions.

(a) Securities offered and sold to qualified institutional buyers, as such terms is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (“QIB”) in reliance on Rule 144A promulgated under the Securities Act (“Rule 144A Notes”) shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the “Restricted Global Note”). Securities offered and sold in offshore transactions in reliance on Regulation S promulgated under the Securities Act (“Regulation S Notes”) initially shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the “Regulation S Global Note,” and, together with the Restricted Global Note and any other global notes representing Notes, the “Global Notes”). The Global Notes initially shall (i) be registered in the name of the Depositary Trust Company or another person designated as depositary by the Company, which person must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Depository”) or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg (“Clearstream”)), (ii) be delivered to the Trustee as custodian for such Depository.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depository and the provisions of Section 3.05. In all cases, definitive Securities delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners of definitive Securities pursuant to paragraph

3

(b), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more definitive Securities of like tenor and amount.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of definitive Securities of authorized denominations

(e) On or prior to the 40th day after the later of the commencement of the offering of the Securities represented by the Regulation S Global Note and the issue date of such Securities (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a person that the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

(f) Beneficial interests in the Restricted Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

(g) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(h) The holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

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SECTION 3.15. Special Transfer Provisions.

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Security constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of definitive Securities which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the definitive Securities to be transferred, and the Trustee shall cancel the definitive Securities so transferred.

(b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing a private placement legend, the Registrar shall deliver Securities that do not bear a private placement legend. Upon the registration of transfer, exchange or replacement of Securities bearing a private placement legend, the Registrar shall deliver only Securities that bear a private placement legend unless (i) there is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Company to such effect.

(c) General. By its acceptance of any Security bearing a private placement legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to this section and the previous section. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

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